                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          ----------------------------

                                   FORM 8-K/A

                               Amendment No. 1 to
                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                        event reported:)  January 2, 1996


                          ----------------------------

                               NASH-FINCH COMPANY
             (Exact name of Registrant as specified in its charter)

        DELAWARE                      0-785                      41-0431960
(State of Incorporation)        (Commission file              (I.R.S. Employer
                                    number)                  Identification No.)

7600 FRANCE AVENUE SOUTH
      P.O. BOX 355
 MINNEAPOLIS, MINNESOTA                                          55440-0355
  (Address of principal                                          (Zip Code)
   executive offices)

Registrant's telephone number, including area code:  (612)  832-0534

                         ------------------------------

The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K as set forth herein:

Item 7 of the registrant's Current Report on Form 8-K dated January 2, 1996 and filed with the Commission on January 17, 1996 is hereby amended to include the financial statements and pro forma financial information indicated in Item 7 below.

Item 7.  Financial Statements and Exhibits


(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Auditor's Report dated February 2, 1996

     Balance Sheets -- December 31, 1995 and December 31, 1994

     Statements of Income --
       Fiscal years ended December 31, 1995 and December 31, 1994

     Statements of Stockholders' Equity --
       Fiscal years ended December 31, 1995 and December 31, 1994

     Statements of Cash Flows --
       Fiscal years ended December 31, 1995 and December 31, 1994

     Notes to Financial Statements of
       Military Distributors of Virginia, Inc.

                     MILITARY DISTRIBUTORS OF VIRGINIA, INC.
                                NORFOLK, VIRGINIA

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                         REPORT OF INDEPENDENT AUDITORS


The Directors and Stockholders
MILITARY DISTRIBUTORS OF VIRGINIA, INC.
Norfolk, Virginia


     We have audited the accompanying balance sheets of MILITARY DISTRIBUTORS OF VIRGINIA, INC. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MILITARY DISTRIBUTORS OF VIRGINIA, INC., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Note 9, substantially all of the assets of the Company were sold on January 2, 1996.




One Commercial Place
Norfolk, Virginia
February 2, 1996

                     MILITARY DISTRIBUTORS OF VIRGINIA, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                   (NEXT PAGE)

MILITARY DISTRIBUTORS OF VIRGINIA, INC.

BALANCE SHEETS


---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
DECEMBER 31,                                                                  1995                1994
---------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash                                                                  $     474,764      $    1,122,942
  Accounts receivable - trade (net of allowance for
    doubtful accounts: 1995 - $43,000; 1994 -
    $57,302)                                                               42,870,708          28,597,142
  Notes receivable                                                            206,195             198,486
  Inventory                                                                16,410,698          15,187,251
  Prepaid expenses                                                            475,668             354,039
                                                                        ---------------------------------
      TOTAL CURRENT ASSETS                                                 60,438,033          45,459,860
                                                                        ---------------------------------
PROPERTY AND EQUIPMENT, AT COST
  Land                                                                        107,200             107,200
  Buildings and improvements                                                1,593,437           1,515,908
  Transportation equipment                                                  1,401,951           1,562,832
  Warehouse equipment                                                       3,375,533           2,285,497
  Office equipment                                                          1,470,014           1,165,674
                                                                        ---------------------------------
                                                                            7,948,135           6,637,111
  Less - accumulated depreciation                                          (3,027,317)         (3,214,605)
                                                                        ---------------------------------
                                                                            4,920,818           3,422,506
                                                                        ---------------------------------
OTHER ASSETS
  Deposits                                                                      2,830               6,367
  Notes receivable                                                          3,036,918           3,199,428
  Deferred financing fees                                                      27,317              32,777
  Cash surrender value of life insurance                                      535,000             389,623
                                                                        ---------------------------------
                                                                            3,602,065           3,628,195
                                                                        ---------------------------------
                                                                        $  68,960,916      $   52,510,561
                                                                        ---------------------------------




                                                                         1995                1994
                                                                    ---------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable                                                    $  27,014,000       $  16,929,595
  Current portion of long-term debt                                       20,000              50,000
  Accounts payable                                                    26,674,467          17,734,154
  Accrued expenses                                                       149,519           1,618,354
                                                                   ---------------------------------
      Total current liabilities                                       53,857,986          36,332,103
                                                                   ---------------------------------




LONG-TERM DEBT                                                           590,000             610,000
                                                                   ---------------------------------


STOCKHOLDERS' EQUITY
  Common stock - $10 par value; 10,000 shares authorized,
    5,445 shares issued and outstanding                                   54,450              54,450
  Additional paid-in capital                                             768,319             768,319
  Retained earnings                                                   13,690,161          14,745,689
                                                                   ---------------------------------
      Total stockholders' equity                                      14,512,930          15,568,458
                                                                   ---------------------------------


                                                                   $  68,960,916       $  52,510,561
                                                                   ---------------------------------
                                                                   ---------------------------------


The accompanying notes are an integral part of these financial statements.

MILITARY DISTRIBUTORS OF VIRGINIA, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY



-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------------------------------------------------------
                                 Common Stock
                                -----------------------------            Additional                               Total
                                 Number of          Par Value            Paid-in               Retained           Stockholders'
                                  Shares              Amount             Capital               Earnings              Equity
                                --------------   ------------        ---------------       -------------        ---------------
BALANCE,
  DECEMBER 31, 1993                5,445         $    54,450         $   768,319           $  14,032,224        $  14,854,993

NET INCOME                             0                   0                   0               7,563,465            7,563,465

STOCKHOLDERS'
  DISTRIBUTIONS                        0                   0                   0              (6,850,000)          (6,850,000)
                               ------------------------------------------------------------------------------------------------
BALANCE,
  DECEMBER 31, 1994                5,445              54,450             768,319              14,745,689           15,568,458

NET INCOME                             0                   0                   0               7,634,472            7,634,472

STOCKHOLDERS'
  DISTRIBUTIONS                        0                   0                   0              (8,690,000)          (8,690,000)
                               ------------------------------------------------------------------------------------------------
BALANCE,
  DECEMBER 31, 1995                5,445         $    54,450         $   768,319           $  13,690,161        $  14,512,930
                               ------------------------------------------------------------------------------------------------
                               ------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.

MILITARY DISTRIBUTORS OF VIRGINIA, INC.

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,                              1995              1994
-------------------------                     ----------------        --------------
SALES                                         $   416,455,897         $  351,015,962

COST OF SALES                                     388,750,268            327,031,529
                                              --------------------------------------
GROSS PROFIT                                       27,705,629             23,984,433

INTEREST EXPENSE                                    1,563,149                761,339
                                              --------------------------------------
ADJUSTED GROSS PROFIT                              26,142,480             23,223,094
                                              --------------------------------------
OPERATING EXPENSES

  WAREHOUSING                                       9,099,663              7,023,058

  TRANSPORTATION                                    4,516,098              3,961,005

  ADMINISTRATIVE                                    5,197,142              4,996,383
                                              --------------------------------------
    TOTAL OPERATING EXPENSES                       18,812,903             15,980,446
                                              --------------------------------------
OPERATING INCOME                                    7,329,577              7,242,648

OTHER INCOME, NET                                     304,895                320,817
                                              --------------------------------------
NET INCOME                                    $     7,634,472         $    7,563,465
                                              --------------------------------------
                                              --------------------------------------

The accompanying notes are an integral part of these financial statements.

MILITARY DISTRIBUTORS OF VIRGINIA, INC.

STATEMENTS OF CASH FLOWS


----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Years Ended December 31,                                                 1995                 1994
----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $   7,634,472     $     7,563,465
  Adjustments to reconcile to net cash
    provided by operating activities:
    Depreciation and amortization                                        703,044             613,505
    Loss on disposal of assets                                           161,567              14,093
    Changes in:
      Accounts receivable                                            (14,273,566)         (6,418,929)
      Inventory                                                       (1,223,447)         (4,144,189)
      Prepaid expenses                                                    29,306              58,754
      Accounts payable                                                 8,940,313           3,526,172
      Accrued expenses                                                (1,468,835)             29,124
                                                                   ---------------------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                        502,854           1,241,995
                                                                   ---------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in cash surrender value of life insurance                    (145,377)           (106,358)
  Purchases of property and equipment                                 (2,459,963)           (313,205)
  Proceeds from sale of property and equipment                           102,500              23,600
  Decrease in deposits                                                     3,537               1,400
  Decrease in notes receivable                                           154,801             151,486
  Prepaid selling costs incurred                                        (150,935)                  0
                                                                   ---------------------------------
        NET CASH USED BY INVESTING ACTIVITIES                         (2,495,437)           (243,077)
                                                                   ---------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to stockholders                                       (8,690,000)         (6,850,000)
  Net increase in short-term borrowings                               10,084,405           6,853,925
  Principal repayment of long-term debt                                  (50,000)            (45,000)
                                                                   ---------------------------------
        NET CASH USED BY FINANCING ACTIVITIES                          1,344,405             (41,075)
                                                                   ---------------------------------

NET INCREASE (DECREASE) IN CASH                                         (648,178)            957,843

CASH AT BEGINNING OF YEAR                                              1,122,942             165,099
                                                                   ---------------------------------
CASH AT END OF YEAR                                                $     474,764     $     1,122,942
                                                                   ---------------------------------
                                                                   ---------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Cash paid during the year for interest                           $   1,610,799     $       761,792
                                                                   ---------------------------------
                                                                   ---------------------------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

MILITARY DISTRIBUTORS OF VIRGINIA, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND BUSINESS

     The Company is a Virginia corporation formed in 1974, engaged in the business of warehousing and distribution to facilitate the transfer of grocery items to United States military installations, both domestic and overseas. On January 2, 1996, the Company ceased its warehousing and distribution operations, as discussed in Note 9.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities for the reported periods. Actual results could differ from those estimates and assumptions.

     CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, trade receivables from food industry manufacturers, and notes receivable from related parties. The Company places its temporary cash investments with high credit quality financial institutions. As of December 31, 1995 and 1994, the Company had temporary cash investments on deposit in excess of the F.D.I.C. insured limit at a single financial institution. Credit risk with respect to trade receivables is limited due to a significant number of large, publicly traded customers and their disbursion across many different geographic regions. Credit risk with respect to notes receivable from related parties is limited in that the notes are collateralized by a second deed of trust on real property with a market value significantly in excess of the note.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Bad debt expense is recognized through an allowance for doubtful accounts as determined by management's review of accounts receivable.

     INVENTORY

     Inventory is stated at lower of cost or market value. As described in note 3, cost was determined by the last-in, first-out method.




                         (NOTES CONTINUED ON NEXT PAGE)

     PROPERTY AND EQUIPMENT

     Property and equipment are depreciated by the straight-line or accelerated methods over the following estimated lives:

      Buildings and improvements   20 to 40 year
      Warehouse equipment          5 to 15 year
      Transportation equipment     5 to 10 year
      Office equipment             5 to 10 year

     DEFERRED FINANCING FEES

     Deferred financing fees are stated at cost, less amounts amortized to income by the straight-line method over a ten year period.

     INCOME TAXES

     No provision for income taxes has been made as the Company elected to be taxed as an "S" corporation in 1985.


NOTE 3 - INVENTORY

     The differences between FIFO and LIFO inventory are as follows:

                                                           1995            1994
                                                 --------------   -------------
        FIFO cost                                $   19,040,799   $  17,619,843
        Cumulative adjustments to LIFO cost          (2,630,101)     (2,432,592)
                                                 --------------   -------------

        LIFO cost                                $   16,410,698   $  15,187,251
                                                 --------------   -------------
                                                 --------------   -------------

     If the Company had used the first-in, first-out, (FIFO) method to determine costs, net income for the years ended December 31, 1995 and 1994 would have been increased by $197,509 and $265,443, respectively.


NOTE 4 - NOTES RECEIVABLE

     Details of notes receivable are as follows:

                                                           1995             1994
                                                 --------------   --------------
        Notes receivable - related party      (A  $   3,184,218    $   3,333,830
        Notes receivable - others                        27,923           30,110
                                                 --------------   --------------
                                                      3,212,141        3,363,940
        Less - current portion                          175,223          164,512
                                                 --------------   --------------

        Noncurrent portion                        $   3,036,918    $   3,199,428
                                                 --------------   --------------
                                                 --------------   --------------

                         (NOTES CONTINUED ON NEXT PAGE)

     (A) Long-term notes related to the sale of warehouse facilities to a related party, payable in 174 monthly installments through July, 2007 of $36,965 including interest at 9%, collateralized by a second deed of trust on the property sold.


NOTE 5 - NOTES PAYABLE

     Details of note payable are as follows:

                                                           1995             1994
                                                 --------------   --------------
        Note payable - bank                  (A  $   27,014,000   $   12,800,000
        Related party - secured              (B             -          3,429,720
        Others - unsecured                   (C             -            699,875
                                                 --------------   --------------

                                                 $   27,014,000   $   16,929,595
                                                 --------------   --------------
                                                 --------------   --------------

     (A) A revolving credit arrangement under which the bank will loan the lesser of $15,000,000 or 80% of eligible accounts receivable and 50% of eligible inventory. In addition, the bank provided additional temporary financing to allow for distributions to shareholders to be paid prior to the sale of assets on January 2, 1996 discussed in Note
         9. Interest is at the lower of (a) prime or (b) the 30 day LIBOR rate plus 1.25%. The note is collateralized by inventory, accounts receivable, equipment, and other security. The note is reviewed for renewal on an annual basis. The note is currently due on May 31, 1996.

     (B) Demand note payable to a related Company with interest at prime, collateralized by a second lien on inventory, accounts receivable, and equipment.

     (C) Uncollateralized demand notes payable to related parties with interest at prime.


NOTE 6 - LONG-TERM DEBT

     Details of long-term debt are as follows:

                                                          1995             1994
                                                    -----------      -----------
        Industrial Revenue Bond                 (A  $   610,000      $   660,000

        Less - current portion                           20,000           50,000
                                                    -----------      -----------

        Long-term portion                           $   590,000      $   610,000
                                                    -----------      -----------
                                                    -----------      -----------

     (A) Industrial Revenue Bond, collateralized by deed of trust, related to the financing of the acquisition, construction and expansion of the Company's storage and office facilities, payable in annual installments of principal ranging from $20,000 to $45,000 plus interest at 7%, payable from October, 1991, through October, 2005 with a balloon payment of $350,000 due at that time, secured by a letter of credit. The letter of credit is collateralized by a deed of trust on real estate appraised at over $1,300,000.

                         (Notes continued on next page)

     Maturities of the remaining long-term debt for the next five years will be as follows:

         1996                                          $ 20,000
         1997                                          $ 25,000
         1998                                          $ 25,000
         1999                                          $ 25,000
         2000                                          $ 25,000


NOTE 7 - LEASE COMMITMENTS

    The Company leases transportation equipment, computer equipment, and warehouse facilities under operating lease agreements with varying terms. In addition, the Company sold its primary warehouse facility to a related party on December 31, 1992, which it leases back on a long-term basis at an initial annual rent of $799,879, subject to a 3% annual escalation.

    At December 31, 1995, future minimum lease obligations are as follows:

          1996                                   $ 2,653,252
          1997                                   $ 2,609,343
          1998                                   $ 2,341,389
          1999                                   $ 1,652,825
          2000                                   $ 1,511,113
          Thereafter                             $ 6,174,272

NOTE 8 - PROFIT SHARING PLAN

    The Company provides a profit sharing plan for substantially all employees. The contribution is determined annually by the Board of Directors, but cannot exceed the amounts allowable by the Internal Revenue Code. The Company made contributions of $511,436 and $561,825 for the years ended December 31, 1995 and 1994, respectively.


NOTE 9 - SUBSEQUENT EVENT

    On January 2, 1996, substantially all of the Company's assets were sold for $56,000,000 plus assumption of all the Company's liabilities and leases. Prepaid costs of $150,935 related to the sale were incurred during 1995 and are included in prepaid expenses. In addition, the Company entered into a management agreement with the buyer for a period of six years. After the sale, substantially all the proceeds were distributed to the shareholders.


                                  *  *  *  *  *

(b)  PRO FORMA FINANCIAL INFORMATION

    Unaudited condensed pro forma combined Balance Sheet of Nash Finch Company and Military Distributors of Virginia, Inc. as of October 7, 1995

    Unaudited condensed pro forma combined Statement of Income of Nash Finch Company and Military Distributors of Virginia, Inc. for the nine months ended October 7, 1995

    Unaudited condensed pro forma combined Statement of Income of Nash Finch Company and Military Distributors of Virginia, Inc. for the fiscal year ended December 31, 1994

                    Unaudited Pro Forma Financial Information

In January 1996, Nash Finch Company (the "Company") acquired substantially all of the assets of Military Distributors of Virginia, Inc. ("MDV"). The aggregate purchase price paid by the Company consisted of $56.0 million in cash plus the assumption of liabilities totaling an additional $54.0 million. The assets acquired included certain real property, leasehold interests in real property and equipment, fixed assets, inventory, receivables, supplies and contractual rights. The terms of the acquisition were the result of arm's length negotiations between the parties, and the acquisition will be accounted for as a purchase.

The accompanying unaudited pro forma combined financial statements are included herein as required by rules of the Securities and Exchange Commission ("SEC"). Such pro forma financial statements do not purport to be indicative of the results of future combined operations. The pro forma combined financial statements are based upon the historical financial statements of the Company and MDV and should be read in conjunction with those historical financial statements as they appear elsewhere in this filing or previous filings with the SEC.

The unaudited pro forma combined balance sheet was prepared as if the transactions were consummated as of October 7, 1995. The unaudited pro forma combined statements of income for the year ended December 31, 1994 and for the nine months ended October 7, 1995 assume the acquisition had been consummated as of January 2, 1994, the beginning of the fiscal year presented. The pro forma statements of income and the balance sheet presented have been adjusted for the effects of costs, expenses, assets and liabilities which might have been incurred or assumed had the acquisition been effected on the dates indicated.

The pro forma combination of the Company and MDV has been prepared under the purchase method of accounting. Therefore, the purchase price of approximately $110 million has been allocated to the fair values of the net assets acquired. The excess purchase price over the fair value of net assets acquired has been recorded as goodwill in the accompanying pro forma financial statements and amortized over a period of 15 years.

               UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                    For the Nine Months Ended October 7, 1995
                                 (In thousands)



                                                            Historical
                                                     ----------------------------------
                                                     Nash Finch   Military Distributors               Pro Forma
                                                      Company         of Virginia         Combined    Adjustments      Pro Forma
                                                     ------------ ----------------------  --------    -----------    -----------
ASSETS
Cash and cash equivalents                             $     7,040          1,955             8,995                         8,995
Accounts and notes receivable, net                         95,711         36,956           132,667                       132,667
Inventories                                               207,141         21,312           228,453                       228,453
Other current assets                                       15,612            348            15,960                        15,960
                                                      -----------     ----------        ----------                   -----------
    Total Current Assets                                  325,504         60,571           386,075                       386,075

Investments and noncurrent receivables                     12,723              -            12,723                        12,723
Property, plant and equipment, net                        182,870          4,394           187,264          416(1)       187,680
Other assets                                                8,703             39             8,742       42,585(2)        51,327
                                                      -----------      ---------        ----------      ---------      ---------
    Total Assets                                      $   529,800         65,004           594,804         43,001        637,805
                                                      -----------      ---------        ----------      ---------      ---------
                                                      -----------      ---------        ----------      ---------      ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings                                 $       300         22,477            22,777                        22,777
Current maturities of long-term obligations                13,842             40            13,882                        13,882
Accounts payable                                          168,953         25,312           194,265                       194,265
Accrued and other current liabilities                      41,538          2,197            43,735                        43,735
                                                      -----------     ----------        ----------                   -----------
    Total Current Liabilities                             224,633         50,026           274,659                       274,659
Long-term debt, less current maturities                    72,148            620            72,768       57,359(3)       130,127
Capitalized lease obligations                              10,265              -            10,265                        10,265
Deferred credits and other liabilities                      8,747              -             8,747                         8,747
Stockholders' equity                                      214,007         14,358           228,365        (14,358)       214,007
                                                      -----------      ---------        ----------      ---------      ---------

    Total Liabilities & Stockholders' Equity          $   529,800         65,004           594,804         43,001        637,805
                                                      -----------      ---------        ----------      ---------      ---------
                                                      -----------      ---------        ----------      ---------      ---------





See accompanying notes to unaudited pro forma financial statements

          Notes to Unaudited Condensed Pro Forma Combined Balance Sheet
                    For the Nine Months Ended October 7, 1995

1.   To adjust the cost of property, plant and equipment to fair market value.

2. To record purchase price in excess of fair market value of the net assets acquired.

3.   To record additional debt incurred by the Company to fund the acquisition.

            UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                    For the Nine Months Ended October 7, 1995
                     (In thousands except per share amount)


                                                            Historical
                                              ----------------------------------
                                               Nash Finch   Military Distributors                 Pro Forma
                                                Company         of Virginia         Combined      Adjustments     Pro Forma
                                              ------------ ----------------------  -----------    -----------    -----------
Total sales and revenues                      $  2,218,937           296,676        2,515,613         -           2,515,613

Cost and Expenses:
    Cost of sales                                1,895,516           277,154        2,172,670         -           2,172,670
    Selling, general and administrative
       and other operating expenses                269,267            12,624          281,891      2,185 (1)       280,300
                                                                                                  (3,776)(2)
    Depreciation and amortization                   22,594               493           23,087         64 (3)        23,151
    Interest expense                                 8,715             1,137            9,852      3,585 (4)        13,437
                                                ------------       ----------        ---------    ------        ----------
        Total costs and expenses                 2,196,092           291,408        2,487,500      2,058         2,489,558

        Earnings before income taxes                22,845             5,268           28,113     (2,058)           26,055


Income taxes                                         9,252               257            9,509        913(5)         10,422
                                                ------------       ----------        ---------    ------        ----------

        Net earnings                          $     13,593             5,011           18,604     (2,971)           15,633
                                                ------------       ----------        ---------    ------        ----------
                                                ------------       ----------        ---------    ------        ----------
Earnings Per Share                                                                                                   $1.44
                                                                                                                ----------
                                                                                                                ----------
        Weighted average number of common shares outstanding                                                        10,875
                                                                                                                ----------
                                                                                                                ----------




See accompanying notes to unaudited pro forma financial statements

             UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                   For the Fiscal Year Ended December 31, 1994
                     (In thousands except per share amount)


                                                            Historical
                                                 ----------------------------------
                                                 Nash Finch   Military Distributors               Pro Forma
                                                  Company         of Virginia         Combined    Adjustments      Pro Forma
                                                ------------ ----------------------  --------    -----------    -----------
Total revenues                                    $2,832,000        351,337          3,183,337          -       3,183,337

Cost and expenses:
    Cost of sales                                  2,410,292        327,032          2,737,324          -       2,737,324
    Selling, general and
      administrative, and other
      operating expenses                             352,683         15,366            368,049      2,839 (1)
                                                                                                   (3,624)(2)     367,264
    Depreciation and amortization                     31,831            614             32,445         83 (3)      32,528
    Interest expense                                  11,384            761             12,145      5,456 (4)      17,601
                                                   ---------      ---------          ---------   --------       ---------
        Total costs and expenses                   2,806,190        343,773          3,149,963      4,754       3,154,717

        Earnings before income taxes                  25,810          7,564             33,374     (4,754)         28,620


Income taxes                                          10,330              -             10,330      1,124 (5)      11,454
                                                   ---------      ---------          ---------   --------       ---------
        Net earnings                              $   15,480          7,564             23,044     (5,878)         17,166
                                                   ---------      ---------          ---------   --------       ---------
                                                   ---------      ---------          ---------   --------       ---------
Earnings Per Share                                                                                                  $1.58
                                                                                                                  -------
                                                                                                                  -------
Weighted average number of common shares outstanding                                                               10,873
                                                                                                                  -------
                                                                                                                  -------




See accompanying notes to unaudited pro forma financial statements

      Notes to Unaudited Condensed Pro Forma Combined Statements of Income
               For the the Nine Months ended October 7, 1995 and
                      Fiscal Year Ended December 31, 1994.

1. Amortization expense related to purchase price in excess of fair market value of net assets acquired. Expense is based on a straight line amortization over 15 years.

2. Represents estimated expense reductions resulting from synergies realized from the consolidation with the Company's existing military distribution operations.

3. Additional depreciation resulting from the write up of property, plant and equipment to fair market value.

4. Interest expense for approximately $57.0 million in additional bank debt used to fund the acquisition.

5. Adjust income taxes to reflect an estimated effective tax rate of 40%.

(c) EXHIBITS

     23.1  Consent of Goodman & Company, L.L.P.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             NASH-FINCH COMPANY
                                             (Registrant)


Date:    March 18, 1996                      By /s/ Lawrence A. Wojtasiak
                                             --------------------------------
                                             LAWRENCE A.  WOJTASIAK
                                             CONTROLLER

                                  EXHIBIT INDEX


Exhibit             Document
-------             --------

23.1                Consent of Independent Accountants